Exhibit 99.1

    Medical Staffing Network Holdings to Present at Deutsche Bank
             Securities 2007 Small Cap Growth Conference


    BOCA RATON, Fla.--(BUSINESS WIRE)--Feb. 2, 2007--Medical Staffing Network Holdings, Inc. (NYSE: MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services in the nation, announced today that management will give a presentation on Wednesday, February 14, 2007, at 2:00 p.m., Eastern Time, at the
Deutsche Bank Securities 2007 Small Cap Growth Conference in Naples,
Florida.

    The Company also announced that a live broadcast of its conference presentation will be available on Wednesday, February 14, 2007, at 2:00 p.m., Eastern Time. To access the broadcast, as well as the Company's slide presentation for the conference, listeners should go to the Investor Relations section of the Company's website, http://www.msnhealth.com, approximately 15 minutes prior to the event to register and download any necessary software, Microsoft Media Player or RealPlayer. For those unable to hear the live broadcast, a replay will be available after the presentation for 30 days at the same website address.

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.


    CONTACT: Medical Staffing Network Holdings, Inc.
             Jeff Yesner, 561-322-1303
             Vice President, Finance